TheStreet.com Reports Fourth-Quarter and Full-Year 2008 Financial Results

Reminder: Conference Call Today at 4:30 p.m. ET

NEW YORK—(BUSINESS WIRE)—February 19, 2009 – TheStreet.com, Inc. (Nasdaq: TSCM), a leading financial media company, today announced its financial results for the fourth quarter and full year ended December 31, 2008.

Fourth-Quarter and Full-Year 2008 Results

For the quarter ended December 31, 2008, TheStreet.com reported total revenue of $16.5 million, a decrease of 17% from revenue of $19.9 million reported for the fourth quarter of 2007.

TheStreet.com reported a net loss in the fourth quarter of 2008 of $0.1 million, excluding the impact of a non-cash intangible asset impairment charge of $2.3 million and a non-cash income tax benefit of $0.1 million, or $0.00 per basic and fully diluted share. This compares to net income of $4.7 million, or $0.16 per basic and fully diluted share, in the fourth quarter of 2007.

Net loss attributable to common stockholders for the fourth quarter of 2008, after deducting preferred stock dividends of $0.1 million, was $2.4 million, or $0.08 per fully diluted share.

Earnings before interest, taxes, depreciation and amortization, excluding a non-cash intangible asset impairment charge totaling $2.3 million and stock compensation of $0.9 million ("Adjusted EBITDA"), was $1.8 million, a decrease of 69% from Adjusted EBITDA of $5.8 million for the fourth quarter of 2007, exclusive of $0.5 million of stock compensation.

“The market environment is clearly difficult for both our marketing services and our premium research subscription products,” said Thomas J. Clarke, Jr., chief executive officer of TheStreet.com. “While forward visibility into each business line is extremely limited, we remain focused on ensuring that our costs are in line with the current revenue environment. We have reduced our headcount throughout 2008 by 11%, and our operating expenses declined by 6% sequentially. We will continue to aggressively manage costs and maintain our strong balance sheet.”

For the full year ended December 31, 2008, total revenue reached $71.9 million, an increase of 10% over revenue of $65.4 million reported for the same period of 2007.

The Company reported net income for the full year of $3.5 million, excluding the impact of a non-cash intangible asset impairment charge of $2.3 million and a non-cash income tax benefit of $0.1 million, or $0.11 per basic and fully diluted share. This is a decrease of 76% from net income of $15.1 million, excluding the impact of a non-cash income tax benefit of $16 million taken in the third quarter of 2007, or $0.52 per basic and $0.51 per fully diluted share, reported in the same period of 2007.

Net income attributable to common stockholders for the twelve months ended December 31, 2008, after deducting preferred stock dividends of $0.4 million, was $0.9 million, or $0.03 per fully diluted share.

Earnings before interest, taxes, depreciation and amortization, excluding a non-cash intangible asset impairment charge totaling $2.3 million and stock compensation of $3.5 million ("Adjusted EBITDA"), was $11.4 million, a decrease of 36% from Adjusted EBITDA of $17.7 million for the same period of 2007, exclusive of $2.1 million of stock compensation.

“We expect the difficult market environment to continue in 2009,” said Eric Ashman, chief financial officer of TheStreet.com. “Early indications suggest that the year-over-year decline in advertising revenue that we saw in the fourth quarter will increase in the first half of the year, while the pressure on the subscriber base is likely to continue as many investors are no longer market participants, and job reductions in the financial sector reduce the pool of interested consumers.  Despite the challenging conditions, we delivered $3.0 million in free cash flow in 2008.  We will continue to take decisive and expedient action on expenses with a goal of maintaining at least a free cash flow neutral position for 2009.”

Fourth-Quarter and Full-Year Financial Highlights

•
Fourth-quarter marketing services revenue, which comprises advertising and interactive marketing services revenue from Promotions.com, totaled $6.6 million, a 30% decrease from the $9.5 million recorded in the fourth quarter of 2007. For the year, marketing services revenue was $30.7 million, 14% greater than last year's total of $27.0 million.

o
Fourth-quarter advertising revenue was $5.3 million, a 21% decrease from the $6.8 million recorded in the fourth quarter of 2007. Advertising revenue for the year reached the highest total in the company's history at $23.1 million, 5% greater than last year's total of $22.0 million.

o	Interactive marketing services revenue, derived from Promotions.com, was $1.3 million for the fourth quarter, a 52% decrease from the $2.7 million recorded in the fourth quarter of 2007.

•
Paid services revenue in the fourth quarter of 2008, which comprises subscription, syndication, licensing and information services revenue, totaled $9.9 million, a decrease of 5% from revenue of $10.4 million for the fourth quarter of 2007. For the year, paid services revenue was $41.2 million, 7% greater than last year's total of $38.4 million.

o
Fourth-quarter subscription revenue totaled $7.3 million, a decrease of 14% from subscription revenue of $8.5 million recorded in the fourth quarter of 2007. For the year, subscription revenue was $30.4 million, 11% lower than last year's total of $34.1 million.

o
Fourth-quarter syndication, licensing and information services revenue totaled $2.6 million, a 37% increase over revenue of $1.9 million recorded in the fourth quarter of 2007. For the year, syndication, licensing and information services revenue was $10.8 million, 151% greater than last year's total of $4.3 million.

•
Marketing services and paid services revenue in the fourth quarter of 2008 accounted for 40% and 60%, respectively, of total revenue, compared to 48% and 52%, respectively in the fourth quarter of 2007. For the year, marketing services and paid services revenue accounted for 43% and 57%, respectively, of total revenue, as compared to 41% and 59%, respectively, in 2007.

•
The Company recorded a non-cash impairment charge of $2.3 million in the fourth quarter. $500,000 of this charge was related to the write-off of the SmartPortfolio trade name, which was acquired in December 2000 as a part of the acquisition of SmartPortfolio, a Web-based provider of financial news, commentary, and information. $1.8 million was related to intangible assets recorded as a part of the acquisition of Promotions.com in 2007.

•
As of December 31, 2008, cash, restricted cash, cash equivalents and debt securities available for sale totaled $76.4 million. The Company has no bank debt. For the full year, the company generated cash flow from operations of $8.7 million, while free cash flow totaled $3.0 million.

•
The board of directors declared the Company's twelfth consecutive quarterly cash dividend, payable to all shareholders of record at the close of business December 15, 2008. The cash dividend of $0.025 per share was paid December 31, 2008.

Recent Company Highlights

•
The Company continues to expand its performance-based consumer marketplace for BankingMyWay.com and MainStreet.com, offering consumers the ability to select best-of-breed financial products. Recent and forthcoming additions include: insurance rate company InsWeb; on-demand on-line auction site MoneyAisle; and individual reputation defense and privacy protection provider Reputation Defender.

•
Promotions.com, a leading interactive services provider and a wholly owned subsidiary of the Company, has executed a Master Services Agreement with Hasbro Inc., a worldwide maker of children’s and family leisure products. The agreement includes support for a number of different Web-based initiatives, including global promotions and Web development projects.

•
TheStreet.com Mobile saw its 30,000th download last week since launching in October 2008. Originally built for the BlackBerry®, the application has been actively promoted by Research in Motion through its marketing channels and we expect it to be available in RIM’s announced but not yet launched application store. An updated version allowing Real Money subscribers to access premium content will launch shortly on Blackberry® and in our new iPhone application.

•
In February the company launched the Real Money TV (RMTV) channel for subscribers. This new video channel gives them exclusive access to Jim Cramer’s video content 48 hours before it’s published on our free site. RMTV also gives our premium subscribers pre-roll free access to our stock and market analysis from our team of Real Money experts.

•
TheStreet.com presented at The Money Show in Orlando, Fla., in February as part of the Company’s initiative to host conferences and participate in those that enhance our subscriber base. The Company will also present at The Traders Expo in New York in late February. The Company conducts and participates in conferences to introduce its subscription services to new users and increase its email database for advertising and marketing initiatives.

•
TheStreet.com TV was chosen to participate in a unique new ad-supported program on Google’s YouTube, “Your Money,” which was sponsored by Bank of America.  For the twelve-week flight period, TheStreet.com’s videos were the second most watched of the 12 participants.

•	TheStreet.com Network received five Media Industry Newsletter “min” nominations in its annual “Best of the Web” Awards:

o	The Company’s mobile application was nominated for Best Mobile Platform;
o	RealMoney Silver was nominated for Best Premium Web site;
o	TheStreet.com was nominated for Special Online Coverage for its “On the Brink” series;
o	Before the Bell was nominated for Best Email Newsletter; and
o	David Morrow, the Company’s editor-in-chief, was inducted into the Digital Hall of Fame.

TheStreet.com will conduct a conference call today February 19, 2009, at 4:30 p.m. ET to discuss these results. To participate in the call, dial: (800) 597 1926 (domestic) or (617) 597 5525 (international). The passcode for the call is 23939947.

A replay of the call will be available until 11:59 pm on February 26, 2009 at: (888) 286 8010 (domestic) or (617) 801 6888. The passcode for the replay of the call is: 25613332.

To access the Web cast of the call please visit:
http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

About TheStreet.com, Inc.
TheStreet.com is a leading financial media company. It engages audiences on video and digital platforms through some of the Web's best known sites: TheStreet.com, RealMoney.com, Stockpickr.com, BankingMyWay.com, MainStreet.com, Rate-Watch.com and Promotions.com. Through this network, the company produces and distributes content in all areas where life and money intersect to inform, engage and activate one of the most affluent, influential audiences on the Web today. For more information and to get stock quotes and business news, visit http://www.thestreet.com.

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$72,441,294	$77,262,521
Restricted cash	516,951	-
Accounts receivable, net of allowance for doubtful accounts of $531,092 at December 31, 2008 and $242,807 at December 31, 2007	11,179,564	11,133,957
Other receivables	647,596	1,227,144
Deferred taxes	2,546,743	5,800,000
Prepaid expenses and other current assets	1,990,717	1,652,608
Total current assets	89,322,865	97,076,230

Property and equipment, net of accumulated depreciation and amortization of $11,250,569 at December 31, 2008 and $17,493,847 at December 31, 2007	10,047,779	7,730,922
Debt securities available for sale	1,658,178	1,908,233
Long term investment	2,042,970	-
Other assets	122,197	328,117
Goodwill	40,024,076	40,245,413
Other intangibles, net	13,630,900	18,368,792
Deferred taxes	13,570,047	10,200,000
Restricted cash	1,762,079	576,951
Total assets	$172,181,091	$176,434,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$390,610	$2,189,259
Accrued expenses	2,784,902	5,006,635
Deferred revenue	15,331,949	16,240,008
Other current liabilities	205,838	214,654
Current liabilities of discontinued operations	225,925	232,242
Total current liabilities	18,939,224	23,882,798
Other liabilities	79,896	90,105
Total liabilities	19,019,120	23,972,903

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and outstanding at December 31, 2008 and December 31, 2007; the aggregate liquidation preference as of December 31, 2008 totals $55,000,000, and $55,096,424 as of December 31, 2007	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 36,262,546 shares issued and 30,378,894 shares outstanding at December 31, 2008, and 36,006,137 shares issued and 30,254,137 shares outstanding at December 31, 2007	362,625	360,061
Additional paid-in capital	271,271,574	270,752,308
Accumulated other comprehensive income	(290,000)	-
Treasury stock at cost; 5,883,652 shares at December 31, 2008 and 5,752,000 shares at December 31, 2007	(9,900,284)	(9,033,471)
Accumulated deficit	(108,281,999)	(109,617,198)
Total stockholders' equity	153,161,971	152,461,755

Total liabilities and stockholders' equity	$172,181,091	$176,434,658

Note:  The Company has pledged cash as a security deposit for operating leases.  Accordingly, this cash is classified as restricted cash, and our cash and investments are classified in several places on the above balance sheet.

	December 31, 2008	December 31, 2007
Cash and cash equivalents	$72,441,294	$77,262,521
Current and noncurrent restricted cash	2,279,030	576,951
Debt securities available for sale	1,658,178	1,908,233
Total cash and cash equivalents, current and noncurrent restricted cash, and debt securities available for sale	$76,378,502	$79,747,705

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
Paid services	$9,892,368	$10,390,164	$41,185,988	$38,421,393
Marketing services	6,648,568	9,490,655	30,714,443	26,984,637
Total revenue	16,540,936	19,880,819	71,900,431	65,406,030

Operating expense:
Cost of services	7,777,480	7,778,745	32,204,765	25,559,409
Sales and marketing	3,318,847	3,204,158	14,263,199	12,208,648
General and administrative	4,538,020	3,677,915	17,562,238	12,215,797
Intangible asset impairment	2,325,481	-	2,325,481	-
Depreciation and amortization	1,564,132	1,058,503	5,894,186	2,528,042
Total operating expense	19,523,960	15,719,321	72,249,869	52,511,896
Operating (loss) income	(2,983,024)	4,161,498	(349,438)	12,894,134
Net interest income	141,640	679,446	1,573,752	2,476,266
Gain on sale of marketable security	120,937	-	120,937	-
(Loss) income from continuing operations before income taxes	(2,720,447)	4,840,944	1,345,251	15,370,400
Benefit (provision) for Income taxes	375,945	(96,106)	(2,040)	15,693,339
Loss (income) from continuing operations	(2,344,502)	4,744,838	1,343,211	31,063,739
Discontinued operations:
Loss on disposal of discontinued operations	(117)	(11,137)	(8,012)	(12,829)
Net (loss) income	(2,344,619)	4,733,701	1,335,199	31,050,910
Preferred stock deemed dividends	-	1,802,733	-	1,802,733
Preferred stock cash dividends	96,424	96,424	385,696	96,424
Preferred stock dividends	96,424	1,899,157	385,696	1,899,157
Net (loss) income attributable to common stockholders	$(2,441,043)	$2,834,544	$949,503	$29,151,753

Basic net (loss) income per share:
(Loss) income from continuing operations	$(0.08)	$0.16	$0.04	$1.08
Loss on disposal of discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Preferred stock dividends	(0.00)	(0.07)	(0.01)	(0.07)
Net (loss) income attributable to common stockholders	$(0.08)	$0.09	$0.03	$1.01

Diluted net (loss) income per share:
(Loss) income from continuing operations	$(0.08)	$0.16	$0.04	$1.06
Loss on disposal of discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Preferred stock dividends	(0.00)	(0.07)	(0.01)	(0.07)
Net (loss) income attributable to common stockholders	$(0.08)	$0.09	$0.03	$0.99

Weighted average basic shares outstanding	30,381,156	29,845,367	30,427,421	28,830,366
Weighted average diluted shares outstanding	30,381,156	30,418,253	30,835,131	29,387,727

To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), TheStreet.com uses non-GAAP measures of certain components of financial performance, including "EBITDA", “Adjusted EBITDA” and "free cash flow". EBITDA is adjusted from results based on GAAP to exclude interest, taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation expense.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Adjusted EBITDA	$1,804,349	$5,772,316	$11,399,303	$17,707,122
Less stock compensation	(897,877)	(507,120)	(3,537,086)	(2,115,599)
Less intangible asset impairment	(2,325,481)	-	(2,325,481)	-
EBITDA	(1,419,009)	5,265,196	5,536,736	15,591,523
Add net interest income	141,640	679,446	1,573,752	2,476,266
Add gain on sale of marketable security	120,937	-	120,937	-
Less taxes	375,945	(152,438)	(2,040)	15,511,163
Less depreciation and amortization	(1,564,132)	(1,058,503)	(5,894,186)	(2,528,042)
Net (loss) income	$(2,344,619)	$4,733,701	$1,335,199	$31,050,910

“Free cash flow” means net (loss) income plus non-cash expenses less changes in working capital and capital expenditures. TheStreet.com believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a clear view of the Company's ability to generate cash. The presentation of this non-GAAP financial measure should be considered in addition to TheStreet.com's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2008	2007	2008	2007
Free cash flow	$(1,405,100)	$2,645,005	$2,971,386	$8,548,165
Non-cash expenses	(5,019,418)	(1,830,100)	(12,545,150)	11,062,042
Changes in working capital	2,846,645	2,303,920	5,299,157	6,461,456
Capital expenditures	1,233,254	1,614,876	5,609,806	4,979,247
Net (loss) income	$(2,344,619)	$4,733,701	$1,335,199	$31,050,910

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings) that could cause actual results to differ.

Contact:

TheStreet.com, Inc.
Rebecca Updegraph, Investor Relations
Phone: 212-321-5008
Email: IR@TheStreet.com

Source: TheStreet.com, Inc.